UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 10, 2017

Ecoark Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53361	39-2075693
(State or other jurisdiction of incorporation)	(Commission	(IRS Employer Identification No.)
File Number)

3333 S Pinnacle Hills Parkway, Suite 220, Rogers AR	72758
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (479) 259-2977

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01	Entry into a Material Definitive Agreement

On April 10, 2017, Ecoark Holdings, Inc. (the “Company”), entered into an asset purchase agreement (the “Purchase Agreement”) with Eco3d Acquisition LLC, a Delaware limited liability company ("Buyer"), and Eco3d LLC, an Arkansas limited liability company and an indirect wholly-owned subsidiary of the Company ("Seller").  Pursuant to the Purchase Agreement, subject to the terms and conditions set forth therein, the Seller agreed to sell substantially all of their assets, with certain specified liabilities, of the Seller and its business, subject to the terms and conditions set forth herein (the “Transaction”).

The purchase price for the Transaction, in addition to the Buyer’s assumption of specified liabilities consisted of $1,900,000 to be paid by wire transfer on the closing date and a total of 560,000 shares of the Company’s common stock held by the Buyer’s principals, who are currently officers of the Seller. The Buyer will assume the Seller's obligations under the Seller’s contracts that are open as of the date of the Purchase Agreement with the assumed liabilities, including $200,000 an assumed liability to be paid to the Company over four months.

The Purchase Agreement contains customary representations and warranties, closing conditions and indemnification provisions. The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets

On April 14, 2017, the Company consummated the Transaction with the Buyer and the Seller. The Company intends to use the remaining net proceeds to fund its future business activities and for general working capital purposes. The terms of the Transaction are included in Item 10.1 and are incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 10, 2017, the Company amended and restated the Company’s By-Laws (the “Amended and Restated By-Laws”) which became effective immediately upon adoption. The amendment, approved by the Company’s Board of Directors, added language to expressly allow for a virtual meeting of stockholders by means of remote communication and made corresponding procedural updates.

The foregoing description of the amendments is qualified in its entirety by reference to the full text of the Amended and Restated By-Laws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibit No.	Description.

	3.1	Amended and Restated By-Laws of Ecoark Holdings, Inc.
	10.1	Asset Purchase Agreement, dated April 10, 2017

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 14, 2017	ECOARK HOLDINGS, INC.

	By:	/s/ Jay Puchir
	Name:	Jay Puchir
	Title:	Chief Executive Officer

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